EXHIBIT I.
                 Other U5S Information for Columbia Energy Group

     The information presented below is provided as part of this Form U5B in lieu of Columbia Energy Group filing a separate Form U5S for the year ended December 31, 2000. This information consists of the item numbers and captions of each item of Form U5S, along with the related disclosures. If the information required by an item has been provided in this Form U5B, the appropriate cross-reference is provided.

ITEM 1.   System Companies and Investments Therein as December 31, 2000.

     The information required under Item 1 for Columbia Energy Group and its subsidiaries is included in Item 4 and Item 9 of NiSource Inc.'s Registration Statement on Form U5B, and reference is made thereto as follows:

          Name of Company and Business--Item 4
          Number of Common Shares Owned, Issuer's Book Value and Owner's Book Value--Item 9

ITEM 2.   Acquisitions or Sales of Utility Assets.

     NONE.

ITEM 3.   Issue, Sale, Pledge, Guarantee or Assumption of System Securities.

     NONE.

ITEM 4.   Acquisition, Redemption or Retirement of System Securities

                                                        NUMBER OF SHARES OR
                                                          PRINCIPAL AMOUNT
                                                          ----------------
NAME OF ISSUER AND TITLE   NAME OF COMPANY             ACQUIRED    REDEEMED     CONSIDERATION   COMMISSION
OF ISSUE                   ACQUIRING, REDEEMING OR      (000S)    AND RETIRED       (000S)     AUTHORIZATION
                           RETIRING SECURITIES                      (000S)
                                                       (000S, EXCEPT NUMBER OF
                                                              SHARES)
-------------------------------------------------------------------------------------------------------------
Columbia Gas of Virginia,
Inc.
    Unsecured Debt         Columbia Energy Group        $21,000          --         $21,000         Rule 52
    Unsecured Debt         Columbia Energy Group             --     $14,667        ($14,667)        Rule 52

Columbia Gas of
Pennsylvania, Inc.
    Unsecured Debt         Columbia Energy Group        $35,000          --         $35,000         Rule 52
    Unsecured Debt         Columbia Energy Group             --     $20,393        ($35,000)        Rule 52


                                      I-1


                                                        NUMBER OF SHARES OR
                                                          PRINCIPAL AMOUNT
                                                          ----------------
NAME OF ISSUER AND TITLE   NAME OF COMPANY             ACQUIRED    REDEEMED     CONSIDERATION   COMMISSION
OF ISSUE                   ACQUIRING, REDEEMING OR      (000S)    AND RETIRED       (000S)     AUTHORIZATION
                           RETIRING SECURITIES                      (000S)
                                                       (000S, EXCEPT NUMBER OF
                                                              SHARES)
-------------------------------------------------------------------------------------------------------------
Columbia Gas of Maryland,
Inc.
    Unsecured Debt         Columbia Energy Group         $6,500               --     $6,500        HCAR No.
                                                                                                      26634
                                                                                                 (12/23/96)

Columbia Energy Resources,
Inc.
    Unsecured Debt         Columbia Energy Group             --         $114,850  ($114,850)        Rule 52
  Subsidiaries:
    Columbia Natural
    Resources, Inc.
      Unsecured Debt       Columbia Energy                   --         $121,850  ($121,850)        Rule 52
                             Resources, Inc.
    Columbia Natural
    Resources Canada
    Ltd.
      Common Stock         Columbia Energy              1 share               --     $3,000         Rule 52
                             Resources, Inc.
      Common Stock         Columbia Energy              1 share               --     $5,000         Rule 52
                             Resources, Inc.

Columbia Propane
Corporation
    Unsecured Debt         Columbia Energy Group             --           $1,904    ($1,904)        Rule 52

Columbia Energy Group
Capital Construction
Corporation
  Subsidiary:
  Columbia Transmission
  Communications
  Corporation
    Common Stock           Columbia Energy Group             --            $.001         --         Rule 45
                             Capital Corporation

Columbia Gulf Transmission
Company
    Unsecured Debt         Columbia Energy Group             --          $10,946   ($10,946)        Rule 52

Columbia Gas Transmission
Corporation
    Unsecured Debt         Columbia Energy Group             --         $129,037  ($129,037)        Rule 52

Columbia Energy Group
Services Corporation
    Unsecured Debt         Columbia Energy Group             --           $2,567    ($2,567)        Rule 52

Columbia Remainder
Corporation
    Common Stock           Columbia Energy Group        1 share               --    $18,783         Rule 52

Columbia Network           Columbia Transmissions     80 shares               --       $.08         Rule 52
  Services Corp.             Communications Corp.

Microwave, Inc.            Columbia Network Services  80 shares               --     ($.080)        Rule 52
                             Communications Corp.

On November 1, 2000, NiSource Inc. completed its acquisition of Columbia Energy Group for an aggregate consideration of approximately $6 billion, primarily consisting of 72.4 million shares of common stock valued at $1,761 million, with the remaining approximately $3,888 million in cash and Stock Appreciation Income

Linked Securities(SM). NiSource also assumed approximately $6 billion in Columbia Energy Group debt.

ITEM 5.   Investments in Securities of Non-System Companies.

     The information required under Item 5 for Columbia Energy Group and its subsidiaries is included in Item 10 of NiSource Inc.'s Registration Statement on Form U5B, and reference is made thereto.

ITEM 6.   Officers and Directors.

     By permission of the Staff, information required to be disclosed pursuant to this Item 6 has been omitted. Information regarding the officers and directors of NiSource Inc. is Included in Item 16 of this Form U5B or in NiSource's 2001 Proxy Statement dated March 12, 2001, which is included as Exhibit F-9 to this Form U5B.

ITEM 7.   Contributions and Public Relations.

     Part I. Expenditures for any political party, candidate for public office or holder of such office, or any committee or agent therefor.

                                           CALENDAR YEAR 2000
                                                                           ACCOUNTS CHARGED
                                                                             PER BOOKS OF
                         RECIPIENT OR                                        DISBURSING
NAME OF COMPANY          BENEFICIARY                 PURPOSE                   COMPANY          AMOUNT
--------------------- --------------------- ----------------------------- ------------------ --------------
Columbia Gas of       Employee Political    Legal, Accounting &           Administration &     $117,627
  Kentucky, Inc.      Action Fund           Solicitation Services         General
Columbia Gas of                             rendered for Employees
  Ohio, Inc.                                Political Action Fund
Columbia Gas of                             registered with the Federal
  Maryland, Inc.                            Election Committee
Columbia Gas of
  Pennsylvania, Inc.
Columbia Gas of
  Virginia, Inc.

    Part II. Expenditures for any citizens group or public relations counsel.

                                       CALENDAR YEAR 2000
                                                                ACCOUNTS CHARGED PER
NAME OF COMPANY AND NAME OR NUMBER OF                           BOOKS OF DISBURSING
RECIPIENT(S) OR BENEFICIARY(IES)                    PURPOSE          COMPANY              AMOUNT ($)
------------------------------------------------ ------------- ----------------------- ---------------
Columbia Gas of Kentucky, Inc.                          B        Admin & General              5,046
     Chamber of Commerce


                                       I-3


                                                                ACCOUNTS CHARGED PER
NAME OF COMPANY AND NAME OR NUMBER OF                           BOOKS OF DISBURSING
RECIPIENT(S) OR BENEFICIARY(IES)                    PURPOSE          COMPANY              AMOUNT ($)
------------------------------------------------ ------------- ----------------------- ---------------
Columbia Gas of Ohio, Inc.                              B        Admin & General             25,609
     Chamber of Commerce
Columbia Gas of Maryland, Inc.                          B        Admin & General              1,050
     Chamber of Commerce
Columbia Gas of Pennsylvania, Inc.                      B        Admin & General             32,450
     Chamber of Commerce
Columbia Gas of Virginia, Inc.                          B        Admin & General              9,318
     Chamber of Commerce
Columbia Gas Transmission Corporation                   A        Admin & General             12,284
     4 Various Chambers of Commerce

Notes:
A = Information and Education
B = Economic Development

ITEM 8.   Service, Sales and Construction Contracts.

     Part I. Intercompany Contracts. Contracts for services, including engineering or construction services, or goods supplied or sold between system companies during the year 2000 are as follows:


SERVING COMPANY    RECEIVING COMPANY     TRANSACTION                    COMPENSATION   DATE OF CONTRACT    IN EFFECT ON
                                                                                                            DECEMBER 31,
                                                                                                                2000
                                                                                                            (YES OR NO)
-------------------------------------------------------------------------------------------------------------------------
Columbia Gas       Columbia Gulf         Furnish environmental,           $4,430,349          1/1/00           Yes
  Transmission       Transmission          executive, financial,
  Corporation        Company               human resource,
                                           telecommunication, legal, rate,
                                           regulatory and public affairs,
                                           strategic initiative, support and
                                           technical services and billing and
                                           payment for services
Columbia Network   Columbia Gulf         Lease for space on towers           $43,444        10/14/96           Yes
  Services           Transmission
  Corporation        Company
Columbia Gas       Columbia Gulf         Furnish financial services,        $469,912          1/1/01           Yes
  Transmission       Transmission          executive, human
  Corporation        Company               resource, technology,
                                           marketing, rate and
                                           volume management and
                                           services, operations
                                           services, regulatory,
                                           public affairs services
                                           & strategic initiative
                                           services


                                      I-4


SERVING COMPANY    RECEIVING COMPANY     TRANSACTION                    COMPENSATION   DATE OF CONTRACT    IN EFFECT ON
                                                                                                            DECEMBER 31,
                                                                                                                2000
                                                                                                            (YES OR NO)
-------------------------------------------------------------------------------------------------------------------------
Columbia Gulf      Energy-USA TPC Corp.  Sublease Tenant Space               $27,870          7/1/00           Yes
  Transmission
  Company
Columbia Gas       Columbia              Authority for fiber optic                $0          6/1/99           Yes
  Transmission       Transmissions         cable to be installed on
  Corporation        Communications        abandoned Columbia Gas
                     Corporation           Transmission Corporation
                                           pipeline
Columbia Gas       Columbia              For the purpose of               $2,265,380          4/1/98           Yes
  Transmission       Transmissions         development,
  Corporation        Communications        construction &
                     Corporation           operation; maintain &
                                           monitor fiber optics for
                                           necessary building &
                                           appurtenances
Columbia Energy    Columbia              Furnish financial, corporate,      $469,912         3/17/99           Yes
  Group Service      Transmissions         economic, electronic
  Corporation        Communications        communications services,
                     Corporation           employee services, engineering &
                                           research services, gas dispatching
                                           services, geology & production
                                           services, information services,
                                           insurance services, methods
                                           services, office space, officers,
                                           operation & planning services,
                                           purchasing & store services, rate
                                           services, stationery services, tax
                                           services, transportation services,
                                           and misc. services
Columbia           Columbia Gas          Installation of computer                 $0        11/10/99           Yes
  Transmission       Transmission          programs by IT of
  Communications     Corporation           Columbia Gas
  Corporation                              Transmission Corporation
Columbia Gas       Columbia Network      Tower & real estate access;         $16,222        10/14/96           Yes
  Transmission       Services              lease antennas
  Corporation        Corporation
Columbia Gas       Columbia Network      First amendment to the lease             $0         3/16/00           Yes
  Transmission       Services              agreement--sublease
  Corporation        Corporation           microwave antennas, rent
                                           adjustments corporate
                                           approval
Columbia Gulf      Columbia Network      Microwave tower access & real        $3,019        10/14/96           Yes
  Transmission       Services              estate
  Company            Corporation
Columbia Gas of    Columbia Network      Microwave tower access & real        $2,940        12/31/97           Yes
  Ohio, Inc.         Services              estate
                     Corporation


                                      I-5


SERVING COMPANY    RECEIVING COMPANY     TRANSACTION                    COMPENSATION   DATE OF CONTRACT    IN EFFECT ON
                                                                                                            DECEMBER 31,
                                                                                                                2000
                                                                                                            (YES OR NO)
-------------------------------------------------------------------------------------------------------------------------
Columbia Gas of    Columbia Network      Lease for space on towers,           $5,472        12/31/97           Yes
  Pennsylvania,      Services              facilities & real
  Inc.               Corporation           property
Columbia Gas of    Columbia Network      Tower access & real estate          $18,012        12/31/97           Yes
  Ohio, Inc.         Services
                     Corporation

     Part II. System contracts to purchase goods or services from any affiliate (other than a System company) or a company in which any officer or director is a partner or owns 5% or more of any class of equity securities:

          NONE.

     Part III. System contracts with others on a continuing basis for management, supervisory, or financial advisory review.

          The Registrant's distribution companies contracted with the following organizations to provide various professional services:

NAME                        SCOPE OF SERVICES                   COMPENSATION
--------------------------- -------------------------------- -------------------
Kingwood Consulting         Communications Consultant to               $300,000
                              Columbia Gas of Ohio, Inc.
State Street Consultants    Governmental Affairs to Columbia           $120,000
                              Gas of Ohio, Inc.
Thomas Green & Assoc.       Governmental Affairs to Columbia           $132,000
                              Gas of Ohio, Inc.
Public Policy Solutions     Governmental Affairs to Columbia           $103,926
                              Gas of Ohio, Inc.

ITEM 9.   Wholesale Generators and Foreign Utility Companies.

     Part I. Information concerning the interests held by system companies in exempt wholesale generators or foreign utility companies:

          1. Information concerning the interests held by system companies in exempt wholesale generators follows: NONE.

          2. Information concerning the interests held by system companies in a foreign utility company (FUCO) follows: NONE.

     Part II. Organizational Chart Showing Relationship of exempt wholesale generators and foreign utility companies to system companies and financial data:

          NOT APPLICABLE

     Part III. Columbia Energy Group's Aggregate Investment in EWG's.

          NONE.

ITEM 10.  Financial Statements and Exhibits.

     FINANCIAL STATEMENTS:

          The consolidating financial statements of Columbia Energy Group are included as Exhibit D to this Form U5B.

                                   EXHIBITS to
           EXHIBIT I. Other U5S Information for Columbia Energy Group

EXHIBIT I-A.  Securities Exchange Act of 1934 Reports incorporated by reference.

     The financial statements listed below, included in Columbia Energy Group's 2000 Form 10-K, File No. 1-01098, filed with the Commission on March 28, 2001, are incorporated herein by reference (included as Exhibit F-3 to this Form U5B). The report of Arthur Andersen LLP, independent public accountants, dated January 30, 2001, regarding such financial statements is included on Exhibit I-F filed herewith.

                                                                                         ANNUAL REPORT PAGE
FINANCIAL REPORTS:                                                                              NO.
--------------------------------------------------------------------------------------- ---------------------
Statements of Consolidated Income for the years ended December 31, 1998, December 31,            30
     1999 and December 31, 2000
Consolidated Balance Sheets as of December 31, 2000                                              31
Consolidated Statements of Cash Flows for the years ended December 31, 1998, December            33
     31, 1999 and December 31, 2000
Statements of Consolidated Common Stock Equity for the year ended December 31, 2000              34
Notes to Consolidated Financial Statements                                                       35

EXHIBIT I-B

     The information required under Exhibit B for Columbia Energy Group and its subsidiaries is included in Columbia Energy Group's 2000 Form 10-K, page 60, filed with the Commission on March 28, 2001, and Exhibit B to Columbia Energy Group's Annual Report on Form U5S, filed with the Commission on April 28, 2000, and reference is made thereto.

EXHIBIT I-C.  Indentures or Contracts.

     (a) Reference is made to Columbia Energy Group's 2000 Form 10-K (included as Exhibit F-3 to this Form U5B and incorporated herein by reference), pages 60 through 62, filed with the Commission on March 28, 2001, for the indentures and other fundamental documents defining the rights of security holders.

     (b) NONE

EXHIBIT I-D.  Tax Allocation Agreement for 2000.

     A copy of the System Tax Allocation Agreement is to be filed by amendment as Exhibit I-D.

EXHIBIT I-E.  Other Documents Prescribed by Rule or Order.

     The Registrant's Chart of Accounts was filed on November 24, 1975, as Amendment No. 1 to Form U5S (1974), modified by Amendment No. 1 to Form U5S
     (1980), filed on July 10, 1981, and by Amendment No. 1 to Form U5S (1981), filed on September 24, 1982. No changes, other than those required by the Federal Energy Regulatory Commission, occurred during the year 1996.

     Columbia's personnel policy of general application, permitting retirees to secure subsidiary contingent tax liabilities relating to Pension Restoration Plan distributions, effective as of December 1, 1993, filed as Exhibit E to Form U5S (1993), is incorporated herein by reference.

EXHIBIT I-F

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Shareholder of Columbia Energy Group:

We have audited the accompanying consolidated balance sheets of Columbia Energy Group (a Delaware corporation, the "Corporation" and a wholly-owned subsidiary of NiSource Inc.) and subsidiaries as of December 31, 2000, and 1999, and the related statements of consolidated income, cash flows and common stock equity for each of the three years in the period ended December 31, 2000. These financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Corporation and subsidiaries as of December 31, 2000, and 1999, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2000, in conformity with accounting principles generally accepted in the United States.

Our audits were made for the purpose of forming an opinion on the basic consolidated financial statements taken as a whole. The schedule listed in the Index to Item 8, Financial Statements and Supplementary Data, is presented for purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic consolidated financial statements. This schedule has been subjected to the auditing procedures applied in the audits of the basic consolidated financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic consolidated financial statements taken as a whole.

ARTHUR ANDERSEN LLP

New York, New York
January 30, 2001

EXHIBIT I-G. Organizational Chart of Exempt Wholesale Generators or Foreign Utility Holding Companies.

     NOT APPLICABLE.

EXHIBIT I-H.  Audited Financial Statements of Exempt Wholesale Generators.

     NOT APPLICABLE.